Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333- ) pertaining to the 2009 Employees and Senior Officers Restricted Stock Units Plan of Alcatel-Lucent, the 2010 Employees and Senior Officers Restricted Stock Units Plan of Alcatel-Lucent, the 2011 Employees and Senior Officers Restricted Stock Units Plan of Alcatel-Lucent, the October 2009 Corporate Stock Option Plan of Alcatel-Lucent and the December 2009 Corporate Stock Option Plan of Alcatel-Lucent, of our reports dated March 18, 2011, with respect to the consolidated financial statements of Alcatel-Lucent and subsidiaries and the effectiveness of internal control over financial reporting of Alcatel-Lucent and subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/
Ernst & Young et Autres
Represented by Jean-François Ginies

Neuilly-sur-Seine, France

July 28, 2011